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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (No. 333-101124 and 333-101123) pertaining to (i) the Mariner Health Care, Inc. 2002 Stock Incentive Plan and (ii) the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan, of our report dated April 7, 2003 with respect to the consolidated financial statements and schedule of Mariner Health Care, Inc. included in this Annual Report (Form 10-K) for the eight months ended December 31, 2002 and the four months ended April 30, 2002.


Ernst & Young LLP

April 7, 2003
Atlanta, Georgia